SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - March 12, 2004

GREEN MACHINE DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	333-6388	65-0594832
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

922 Jackson Way, N. Hutchinson Island, Florida		34949
(Address of principal executive offices)		(Zip Code)

(772) 595-6069

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Due to what is believed to have been a computer or clerical error (as a confirmation of filing was received), Green Machine Development Corp. would re-confirm the previous resignation of June Ann Fox as President of Green Machine Development Corporation. Mr. James L. Schmidt was elected and confirmed by a majority vote of shareholders, and agreed to serve temporarily as President, pending the finalization of negotiations with various potential parties who have expressed interest in a reverse acquisition of the Company.

Mr. Schmidt would announce that the previously announced and contemplated transaction with AURORA TWO has been terminated due to a break down in negotiations between the parties and Mr. Schmidt will request that Florida Atlantic Stock Transfer cancel the stock certificate issued in anticipation of said transaction.

Mr. Schmidt would also announce that while he will remain for an additional short term as President, to assist in bringing all reports and filings up to date, that due to health issues within his family that he intends to resign as soon as practical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MACHINE DEVELOPMENT CORP.

By:	/s/ James L. Schmidt II

James L. Schmidt II Chief Executive Officer

March 12, 2004